UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Indenture

On December 21, 2012, in connection with its previously announced offering in a private placement (the “Offering”) of $500 million aggregate principal amount of 4.75% senior notes due 2022 (the “Notes”), IAC/InterActiveCorp (the “Company”), the guarantors party thereto and Computershare Trust Company, N.A., as trustee, executed an indenture relating to the Notes (the “Indenture”).

The information set forth under Item 2.03 is incorporated by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the subsidiaries of the Company party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Notes, executed a registration rights agreement (the “Registration Rights Agreement”) obligating the Company to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes (except that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer) or, if necessary, file a shelf registration statement with respect to resales of the Notes.  The Company will use commercially reasonable efforts to cause the exchanges to be completed within 360 days after the issuance of the Notes.  Holders of the Notes will be entitled to the payment of additional interest if the Company does not comply with these obligations within that time period.

Credit Agreement

On December 21, 2012, the Company entered into a Credit Agreement dated as of December 21, 2012 with JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). The Credit Agreement provides for a five-year $300 million revolving facility (the “Revolving Facility”).  The proceeds of any loans made under the Revolving Facility can be used for general corporate purposes.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) a base rate or (ii) LIBOR, in each case, plus an applicable margin.  The applicable margin on loans made under the Revolving Facility is determined by reference to a pricing grid based on the Company’s consolidated leverage ratio.

The Credit Agreement contains certain covenants that restrict the ability of the Company and certain of its subsidiaries to take specified actions, including, among other things and subject to certain significant exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; and (x) changing the fiscal year.  The Credit Agreement also contains customary affirmative covenants and events of default.

The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) pursuant to a Subsidiary Guarantee Agreement, dated as of December 21, 2012, by the Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as collateral agent, a form of which is attached as Exhibit C to the Credit Agreement.  The obligations under the Credit Agreement are secured by liens on certain stock held by the Company and the Subsidiary Guarantors pursuant to the Pledge Agreement dated as of December 21, 2012, among the Company and the Subsidiary Guarantors in favor of JPMorgan Chase Bank N.A., as collateral agent.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference.

The Notes

The Company completed the Offering of the Notes on December 21, 2012.  The Offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

The Notes will accrue interest at a rate of 4.75% per year from December 21, 2012, until maturity or earlier redemption.  Interest on the Notes will be payable on June 15 and December 15 of each year, commencing on June 15, 2013.  The Notes will mature on December 15, 2022.

At any time prior to December 15, 2017, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.”  The Notes are redeemable at the Company’s option, in whole or in part, at any time on or after December 15, 2017, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption.  At any time prior to December 15, 2015, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 104.750% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption.  If the Company experiences specific kinds of changes of control triggering events, it is required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by each of the Company’s subsidiaries that guarantee the borrowings under the Revolving Facility.  The Notes rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Notes and rank equal in right of payment to all existing and future unsubordinated indebtedness, including the Revolving Facility.  However, the Notes are effectively subordinated to all of the Company’s and its subsidiaries’ secured indebtedness, including indebtedness under the Revolving Facility to the extent of the value of the collateral securing such indebtedness.  The guarantees rank senior in right of payment with the Subsidiary Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment to the Notes and equal in right of payment to their existing and future unsubordinated indebtedness.  The Notes and guarantees are also structurally subordinated to the indebtedness and other obligations of the Company’s non-guarantor subsidiaries with respect to the assets of such entities.

The Indenture, among other things, restricts the Company’s ability to:

•                  create liens on certain assets;

•                  incur additional debt;

•                  make certain investments and acquisitions;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•                  sell certain assets;

•                  pay dividends on or make distributions in respect of the Company’s capital stock or make restricted payments;

•                  enter into certain transactions with the Company’s affiliates; and

•                  place restrictions on distributions from subsidiaries.

These covenants are subject to important exceptions and qualifications. In addition, at any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing under the Indenture, the Company and its subsidiaries will not be subject to many of the foregoing covenants.

If an event of default as defined in the Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company or a significant subsidiary), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all of the outstanding Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Senior Vice President and General Counsel

Date: December 21, 2012